UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2010

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland		CH-1214
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 17, 2010, the Executive Compensation Committee of the Board of Directors, in addition to other compensation actions, approved the following material compensation arrangements.

Mr. Ricardo H. Rosa, the Company’s Senior Vice President and Chief Financial Officer, was granted a retention award with a grant date of November 17, 2010. Mr. Rosa was granted 12,549 restricted shares in the form of time-vested deferred units. The number of deferred units granted to Mr. Rosa was based on a target award of $800,000 divided by the average of the closing price of the Company’s shares for the last 30 consecutive trading days prior to October 29, 2010, or $63.75. The shares vest in one-third increments over a three-year period on the anniversary of the date of grant.

Mr. Arnaud A.Y. Bobillier, the Company’s Executive Vice President, Assets, was granted a retention award with a grant date of November 17, 2010. Mr. Bobillier was granted 9,412 restricted shares in the form of time-vested deferred units. The number of deferred units granted to Mr. Bobillier was based on a target award of $600,000 divided by the average of the closing price of the Company’s shares for the last 30 consecutive trading days prior to October 29, 2010, or $63.75. The shares vest in one-third increments over a three-year period on the anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: November 22, 2010	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person